Exhibit 32.01

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Omnitek Engineering Corp. (the “Company”) on Form 10-K for the period ending December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Werner Funk, Chief Executive Officer and the Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

_________________________

By: Werner Funk

Chief Executive Officer

Dated: April 23, 2020

/s/ Werner Funk

By: Werner Funk

Principal Accounting Officer

Dated: April 23, 2020

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.